Exhibit 10.10

SECOND AMENDMENT TO SENIOR SECURED PROMISSORY NOTE

(SECOND TRANCHE)

THIS SECOND AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTE (the “Amendment”) is executed as of this 29th day of May, 2012 (“Effective Date”) by and between BLAST ENERGY SERVICES, INC., a Texas corporation (“Company”), and CENTURION CREDIT FUNDING LLC, a Delaware limited liability company (the “Centurion”). All capitalized terms used but not otherwise defined herein have the respective meanings given them in the Promissory Note.

W I T N E S S E T H

WHEREAS, the Company and Centurion entered into that certain Senior Secured Promissory Note (Second Tranche) (the “Promissory Note”), pursuant to the Note Purchase Agreement, dated February 24, 2011 (the “Note Purchase Agreement”), together with the Transaction Documents referenced in the Note Purchase Agreement and defined therein, including the First and Second Tranche Promissory Note, the Royalty Payment Agreement, the Mortgages, the Security Agreement, Warrant Agreement (including the first and second amendments (the “Warrant Agreement”), and Intercreditor Agreement, and the Guarantee.

WHEREAS, the Company and Centurion entered into that certain First Amendment to the Senior Secured Promissory Note (Second Tranche) (the “First Amendment”) on January 13, 2012,

WHEREAS, the parties propose to enter into this Second Amendment of the Promissory Note (Second Tranche) and a Third Amendment to the Warrant Agreement and First Amendment to the Warrant Agreement, all of even date herewith, on the terms and for the consideration set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Amendments to the Promissory Note.  Effective immediately, the last sentence of the second paragraph of the Promissory Note shall be amended and restated to read in its entirety as follows:

"The outstanding principal balance of this Note shall be due and payable on the earlier of (i) thirty (30) days after the termination of the Merger Agreement, if the Merger Agreement is terminated before June 1, 2012, (ii) August 1, 2012, or (iii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof (the "Maturity Date").”

2.           Representations and Warranties.

a.
The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

b.
Centurion has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by Centurion and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of Centurion, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by Centurion, this Amendment shall constitute a valid and binding obligation of Centurion enforceable against Centurion in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.           Limited Effect.  Except as amended hereby, the Promissory Note shall remain in full force and effect, and the valid and binding obligation of the parties thereto.

4.           Expenses.  Each party shall pay its own fees, costs and expenses incurred in connection with this Amendment.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Amendment.

6.           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided however that PEDCO shall be a deemed to be a third party beneficiary to all of the Company's rights and remedies hereunder.

7.           Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, have caused this First Amendment to Promissory Note to be duly executed and delivered as of the date first written above.

BLAST ENERGY SERVICES, INC.	CENTURION CREDIT FUNDING LLC

By: /s/ John MacDonald	By: /s/ David Steinberg
Name: John MacDonald	Name: David Steinberg
Title: CFO	Title: Authorized Signatory